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                                  EXHIBIT 21

                        SUBSIDIARIES OF ARCH COAL, INC.

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation:

                                                       JURISDICTION OF
          NAME                                     INCORPORATION/FORMATION
          ----                                     -----------------------

          Allegheny Land Company                           Delaware
          Apogee Coal Company                              Delaware
          Arch Coal International, Ltd.                    Barbados
          Arch Coal Sales Company, Inc.                    Delaware
          Arch Coal Terminal, Inc.                         Delaware
          Arch Energy Resources, Inc.                      Delaware
     (1)  Arch of Wyoming, LLC                             Delaware
          Arch Reclamation Services, Inc.                  Delaware
     (1)  Arch Uinta, LLC                                  Delaware
          Arch Western Acquisition Corporation             Delaware
     (2)  Arch Western Resources, LLC                      Delaware
          Ark Land Company                                 Delaware
          Ashland Terminal, Inc.                           Delaware
     (1)  AU Sub, LLC                                      Delaware
     (3)  Canyon Fuel Company, LLC                         Delaware
          Catenary Coal Company                            Delaware
          Catenary Coal Holdings, Inc.                     Delaware
          Coal-Mac, Inc.                                   Kentucky
          Cumberland River Coal Company                    Delaware
          Energy Development Co.                           Iowa
          Hobet Mining, Inc.                               West Virginia
          Julian Tipple, Inc.                              Delaware
          Lone Mountain Processing, Inc.                   Delaware
          Mingo Logan Coal Company                         Delaware
     (1)  Mountain Coal Company, L.L.C.                    Delaware
          Mountain Gem Land, Inc.                          West Virginia
          Mountain Mining, Inc.                            Delaware
          Mountaineer Land Company                         Delaware
          P. C. Holding, Inc.                              Delaware
          Paint Creek Terminals, Inc.                      Delaware
     (1)  State Leases LLC                                 Delaware
     (1)  Thunder Basin Coal Company, L.L.C.               Delaware

(1)  Owned by Arch Western Resources, LLC.
(2) Arch Western Acquisition Corporation owns a 99% membership interest in Arch Western Resources, LLC.
(3) Arch Western Resources, LLC owns a 65% membership interest in Canyon Fuel Company, LLC.